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                       Emerging Markets Growth Fund, Inc.
                    11100 Santa Monica Boulevard, 15th Floor
                         Los Angeles, California 90025
                              Phone (310) 996-6000





                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



SHAW B. WAGENER, President and PEO, and MICHAEL A. FELIX, Treasurer of Emerging Markets Growth Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2005 (the "Form N-CSR"), fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                   Principal Financial Officer

EMERGING MARKETS GROWTH FUND, INC.            EMERGING MARKETS GROWTH FUND, INC.


/s/ Shaw B. Wagener                           /s/ Michael A. Felix
--------------------------                    ---------------------------
Shaw B. Wagener, President                    Michael A. Felix, Treasurer

Date:  August 26, 2005                        Date:  August 26, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to EMERGING MARKETS GROWTH FUND, INC. and will be retained by EMERGING MARKETS GROWTH FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.